UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2021

Expro Group Holdings N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Broadfield Blvd., Suite 400 Houston, TX	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 463-9776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.06 nominal value	XPRO	New York Stock Exchange

Item 4.01.         Changes in Registrant’s Certifying Accountant

(a)	Dismissal of KPMG LLP

On October 1, 2021 (the “Closing Date”), Expro Group Holdings N.V., formerly named Frank’s International N.V. (the “Company”), completed its previously announced merger with Expro Group Holdings International Limited. On the Closing Date, the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”) recommended, and the Board approved, the dismissal of KPMG LLP (“KPMG”), which is currently serving as the Company’s independent registered public accounting firm. The dismissal of KPMG will be effective following the completion of its review of the Company’s interim consolidated financial statements for the quarter ended September 30, 2021.

The reports of KPMG on the consolidated financial statements of the Company as of December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of KPMG for the fiscal years ended December 31, 2020 and 2019 expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph referring to the Company’s change in its method of accounting for leases due to the adoption of ASC Topic 842, Leases, as amended. During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through September 30, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of KPMG’s engagement and the subsequent interim period preceding KPMG’s dismissal.

The Company provided KPMG with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report and requested that KPMG furnish a letter addressed to the SEC dated October 5, 2021, which is filed as Exhibit 16.1 to this Current Report, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

(b)	Appointment of Deloitte & Touche LLP

Effective upon the Closing Date, the Audit Committee recommended, and the Board approved, the ratification of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 subject to the completion of Deloitte’s customary client acceptance procedures.

During the years ended December 31, 2019 and 2020 and the subsequent interim period through September 30, 2021, neither the Company nor anyone on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description

16.1	Letter, dated October 5, 2021, from KPMG LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRO GROUP HOLDINGS N.V.

Date: October 5, 2021	By:	/s/ John McAlister
Name: John McAlister
Title: General Counsel & Secretary